Exhibit 10.1

SETTLEMENT AGREEMENT
This Settlement Agreement (including Exhibits A through G, (the "Settlement Agreement" or "Agreement")) is made and entered into this 5th day of November, 2018, by and between, on the one hand, JGB (Cayman) Newton, Ltd., a corporation organized under the Laws of the Cayman Islands ("JGB" or "Plaintiff" or the "Holder"), JGB Collateral LLC, a limited liability company organized under the laws of the State of Delaware ("JGB Collateral" or the "Agent"), JGB Capital Offshore Ltd., a corporation organized under the Laws of the Cayman Islands, JGB Partners L.P., a limited partnership organized under the laws of the State of Delaware, and JGB Capital L.P., a limited partnership organized under the laws of the State of Delaware, and on the other hand, Sellas Life Sciences Group, Inc., a corporation organized under the Laws of the State of Delaware ("Sellas" or "Defendant") and the Individual Defendants (as defined below), (collectively, the "Parties," or each separately, a "Party").
RECITALS
A.    WHEREAS Sellas, by and through its predecessor by merger, Galena Biopharma, Inc. ("Galena," and collectively with Sellas, the "Company") and JGB, entered into the Debenture Agreements (as defined below), whereby the Company issued to the Holder, and the Holder acquired from the Company, a 9% Original Issue Discount Senior Secured Debenture due November 10, 2018, in the original principal amount of $25,530,000, as amended and restated on August 22, 2016, and as amended from time to time (the "Debenture");
B.    WHEREAS on April 9, 2018, JGB filed a complaint in the United States District Court for the Southern District of New York (the "Court") against Sellas and against Dr. Angelos M. Stergiou, MD, ScD H.C. and Aleksey N. Krylov (the "Officer Defendants"), and on May 2, 2018 filed an amended complaint (the "Amended Complaint") against Sellas and the Individual Defendants (as defined below), in an action captioned JGB (Cayman) Newton, Ltd. v. Sellas Life Sciences Group, Inc., et al., Civil Action No. 18-3095-DLC, seeking a declaratory judgment and damages for alleged breaches of contract, securities fraud and other claims (the "Action");
C.    WHEREAS on May 18, 2018, Sellas filed counterclaims in the Action against JGB, JGB Collateral, JGB Capital Offshore Ltd., JGB Partners L.P. and JGB Capital L.P., as amended on May 25, 2018 seeking a declaratory judgment and damages for alleged breaches of contract and other claims (the "Amended Counterclaims");
D.    WHEREAS pursuant to an Amended Stipulated Order entered by the Court on October 16, 2018 (Docket Entry No. 102), JGB deposited a sum of $1,611,567.00 into the Escrow Account (defined below) at Wells Fargo Bank, National Association;
F.    WHEREAS the Court entered an Opinion and Order on October 24, 2018 (Docket Entry No. 108) (i) granting in part and denying in part the JGB Parties' motion to dismiss the Amended Counterclaims and denying JGB's motion for partial judgment on the pleadings and (ii) granting in full Sellas' motion for judgment on the pleadings seeking dismissal of the Amended Complaint and the Individual Defendants' motion to dismiss the Amended Complaint;
G.    WHEREAS the resolution of the Parties' motions left four Amended Counterclaims brought by Sellas for trial;

I.    WHEREAS the Parties wish to agree upon a settlement, and to fully and finally settle the Action so as to avoid the costs and delays associated with maintaining or further litigating the Action, including any possible appeals related thereto; and
K.    WHEREAS in connection with such settlement, the Parties wish to forever discharge all claims, demands, liabilities and causes of action of any kind, known and unknown, that they have or may have against each other (including all of their officers, directors, shareholders, predecessors, successors, subsidiaries, affiliates and assigns) arising from or relating to the Debenture Agreements and the claims, counterclaims, and transactions alleged in the Action.
NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions.
As used herein, the following capitalized terms shall have the meanings set forth below:
(a)"Action" shall have the meaning set forth in the recitals.
(b)"Agent" shall have the meaning set forth in the recitals.
(c)"Agreement" shall have the meaning set forth in the recitals.
(d)"Amended Complaint" shall have the meaning set forth in the recitals.
(e)"Amended Counterclaims" shall have the meaning set forth in the recitals.
(f)"Company" shall have the meaning set forth in the recitals.
(g)"Court" shall have the meaning set forth in the recitals.
(h)"Debenture Agreements" means (i) the Security Purchase Agreement dated May 10, 2016, as amended on August 22, 2016 between Galena and JGB; (ii) the 9% Original Issue Discount Senior Secured Debenture between Galena and JGB due November 10, 2018 dated May 10, 2016, as amended and restated on August 22, 2016, and as amended by a waiver dated December 14, 2016, a waiver dated April 1, 2017, an amendment dated May 1, 2017, an amendment dated July 10, 2017, and a consent dated August 7, 2017; (iii) the Security Agreement dated May 10, 2016; (iv) the Subsidiary Guarantee Agreement between Apthera, Inc., Mills Pharmaceuticals, LLC, JGB Collateral and JGB dated May 10, 2016; (v) the Registration Rights Agreement between Galena and JGB dated May 10, 2016; (vi) the Securities Account Control Agreement between Galena, JGB Collateral, U.S. Bank National Association and SVB Asset Management dated May 10, 2016; (vii) the U.S. Bank Pledged and Restricted Account Agreement between Galena, JGB Collateral, U.S. Bank National Association and SVB Asset Management dated December 28, 2016; (viii) the Patent Security Agreement dated May 10, 2016; and (ix) all exhibits and schedules and any other documents or agreements executed in connection with the above agreements.
(i)"Defendant" shall have the meaning set forth in the recitals.
(j)"Effective Date" means the later of: (i) the Execution Date; (ii) the date that the JGB Parties deliver to Sellas the original Debenture and copies of the executed notices of termination with evidence of delivery to the addressee, as set forth in Section 3.3; (iii) payment of the Payment Amount in accordance with Section 2.1; and (iv) release of the Escrow Amount to Sellas in accordance with instructions to the Escrow Agent pursuant to Section 2.3.

(k)"Escrow Account" means the escrow account number 82554500 established by JGB Collateral and Wells Fargo Bank, National Association on October 18, 2018, pursuant to the Escrow Agreement.
(l)"Escrow Agent" means Wells Fargo Bank, National Association.
(m)"Escrow Agreement" means the Escrow Agreement dated October 18, 2018, by and among Wells Fargo Bank, National Association and JGB Collateral.
(n)"Escrow Amount" means the balance of the Escrow Account as of October 25, 2018. For the avoidance of doubt, the Escrow Amount as of October 25, 2018 is $1,616,567.00
(o)"Execution Date" means the date upon which the last Party executes this Settlement Agreement.
(p)"Galena" shall have the meaning set forth in the recitals.
(q)"Holder" shall have the meaning set forth in the recitals.
(r)"Individual Defendants" means Dr. Angelos M. Stergiou, MD, ScD H.C., Aleksey N. Krylov, Jane Wasman, Stephen F. Ghiglieri, Dr. David A. Scheinberg, MD, PhD, Robert L. Van Nostrand and John Varian.
(s)"JGB" shall have the meaning set forth in the recitals.
(t)"JGB Collateral" shall have the meaning set forth in the recitals.
(u)"JGB Parties" means JGB, JGB Collateral, JGB Capital Offshore Ltd., JGB Partners L.P. and JGB Capital L.P.
(v)"JGB Released Claims" shall have the meaning set forth in Section 4.2.
(w)"JGB Releasors" shall have the meaning set forth in Section 4.2
(x)"Officer Defendants" shall have the meaning set forth in the recitals.
(y)"Party" or "Parties" shall have the meaning set forth in the recitals.
(z)"Patent Security Agreement" means the Patent Security Agreement dated May 10, 2016 by Galena in favor of JGB Collateral.
(aa)"Payment Amount" means the Settlement Amount less the Escrow Amount. For the avoidance of doubt, the Payment Amount as of October 25, 2018 is $4,983,433.00.
(bb)     "Plaintiff" shall have the meaning set forth in the recitals.
(cc)    "Security Agreement" means the Security Agreement dated May 10, 2016, among Galena, Apthera, Inc., Mills Pharmaceuticals, LLC and JGB Collateral.
(dd)    "Sellas" shall have the meaning set forth in the recitals.
(ee)    "Sellas Parties" means Sellas and the Individual Defendants.
(ff)    "Sellas Released Claims" shall have the meaning set forth in Section 4.1.
(gg)    "Sellas Releasors" shall have the meaning set forth in Section 4.1.

(hh)    "Settlement Agreement" shall have the meaning set forth in the recitals.
(ii)    "Settlement Amount" means $6,600,000.00 USD plus any interest accrued on the Escrow Amount from and after October 25, 2018.

2.	Payments.
2.1    Within two (2) business days of the Execution Date, the JGB Parties shall cause payment to Sellas of the Payment Amount by wire transfer to the following:
Beneficiary Account Number:
Beneficiary Name:
Beneficiary Address:

Beneficiary Bank:
Beneficiary Bank Address:
ABA/Routing Number:

Originator to Beneficiary
Special Instructions:
For further credit to:
Account Number:
In the Name of:

2.2    Within two (2) business days of the Execution Date, the Parties shall jointly file a stipulation and proposed order in the form of Exhibit A hereto directing the release to Sellas of the Escrow Amount, together with any interest accruing thereon from and after October 25, 2018, and request the Court's approval thereof. Each Party shall take such further actions as may reasonably be necessary to obtain approval by the Court of such order.
2.3    Within two (2) business days of entry by the Court of the stipulation and proposed order releasing the Escrow Amount, the JGB Parties shall send the Escrow Agent the court order obtained pursuant to Section 2.2 of this Agreement and a written instrument in the form of Exhibit B hereto certifying that such court order is from a court of competent jurisdiction.
2.4    The JGB Parties shall be solely liable for any and all fees and expenses of the Escrow Agent in connection with the Escrow Account.
2.5    The payments made hereunder shall not be returnable or refundable for any reason whatsoever, and no deductions, offsets or reductions shall be made thereto.

3.	Termination of the Debenture Agreements.
3.1    Each of the JGB Parties hereby (i) waives notice of prepayment, termination or any other notice required pursuant to any of the Debenture Agreements and (ii) confirms that the obligations of Sellas and any of its affiliates under any of the Debenture Agreements are hereby satisfied in full. Each of the JGB Parties agrees with Sellas that the Debenture Agreements are terminated and of no further force and effect.
3.2    Each of the JGB Parties also hereby further agrees that all liens, security interests and all right, title and interest in and to any and all of the assets, business, properties and rights of Sellas and any of its affiliates granted or pledged to JGB Collateral or any other JGB Party pursuant to any of the Debenture Agreements are hereby released, terminated and of no further force and effect. In connection with this release of security interests, JGB Collateral represents and warrants that: (i) the Patent Security Agreement was not recorded at the U.S. Patent and Trademark Office and agrees not to record the Patent Security Agreement in any filing office; (ii) the UCC-1 financing statements attached as Exhibit C are the only financing statements that have been filed in connection with the Debenture Agreements; and (iii) no items of collateral were delivered to any of the JGB Parties and they do not possess any items of collateral.
3.3    Each of the JGB Parties hereby (i) authorizes for filing UCC termination statements with respect to all UCC-1 financing statements filed by the JGB Parties in connection with the Security Agreement or any other Debenture Agreement, including, without limitation, the UCC-3 amendments attached hereto as Exhibit D, (ii) delivers to Sellas the original Debenture[s], (iii) delivers all of the Possessory Collateral and agrees to deliver any and all other collateral in the possession of JGB Collateral or any other JGB Party, including, without limitation, stock certificates, bonds, notes or other collateral pledged by Sellas or any of its affiliates and entrusted to the care of JGB Collateral and (iv) delivers to the addressees named therein executed copies of (a) the notice of termination of the Security Account Control Agreement dated May 10, 2016, attached hereto as Exhibit E, and (b) the notice of termination of the U.S. Bank Pledged and Restricted Account Agreement dated December 28, 2016, attached hereto as Exhibit F.
3.4    Each of the JGB Parties shall, from and after the date hereof, deliver such other termination statements, releases or documents as Sellas may from time to time reasonably request to effectuate, further evidence or reflect of public record, the release of security interests and liens contemplated by this Agreement.
4.Mutual Releases.
4.1    Upon the Effective Date, the Sellas Parties, on their own behalf and on behalf of all of their respective officers, directors, predecessors, successors, shareholders, members, general and limited partners, subsidiaries, affiliates, agents and assigns (collectively, the "Sellas Releasors") shall fully release the JGB Parties and their respective agents and attorneys, along with all of their respective officers, directors, partners, predecessors, successors, subsidiaries, affiliates, shareholders and assigns from any and all claims, demands and causes of action, whether or not now known, suspected or claimed, which the Sellas Releasors ever had, now have or claim to have relating to or arising from the Debenture Agreements or any of the claims, counterclaims, or transactions alleged in the Action (the "Sellas Released Claims").
4.2    Upon the Effective Date, the JGB Parties, on their own behalf and on behalf of all of their respective officers, directors, predecessors, successors, shareholders, members, general and limited partners, subsidiaries, affiliates, agents and assigns (collectively, the "JGB Releasors") shall fully release the Sellas Parties and their respective agents and attorneys, along with all of their respective officers, directors, partners, predecessors, successors, subsidiaries, affiliates, shareholders and assigns from any and all claims, demands and causes of action, whether or not now known, suspected or claimed, which the JGB Releasors ever had, now have or claim to have relating to or arising from the Debenture Agreements or any of the claims, counterclaims, or transactions alleged in the Action (the "JGB Released Claims").

5.	Dismissal of the Action with Prejudice.
5.1    No more than one (1) business day after the Effective Date the Parties shall jointly submit to the Court for entry in the Action a stipulation of dismissal with prejudice in the form of Exhibit G attached hereto.

5.2    Each Party waives and relinquishes any right to appeal or otherwise seek review or reconsideration of the dismissal of the Action.

6.	Costs, Expenses and Attorneys' Fees.
Each Party shall bear all of its own costs, expenses, and attorneys' fees incurred in connection with the Action and/or this Settlement Agreement, including but not limited to costs and fees incurred prior to and in the course of such Action or Agreement.

7.	Representations and Warranties.
7.1    Each Party represents, warrants and agrees that:
(a)it has made such investigation of the facts pertaining to this settlement and this Agreement and of all the matters pertaining thereto as it deems necessary;
(b)it has had the opportunity to have counsel of its choosing review this Agreement prior to signing it and to seek appropriate legal advice from counsel regarding this Agreement;
(c)it has read this Agreement, understands its contents, and has executed it voluntarily and without duress or undue influence from any person or entity;
(d)it has duly and validly authorized the execution and delivery of this Agreement by its counsel;
(e)this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with the Agreement's terms;
(f)it has full power and authority to enter into and perform all transactions contemplated by this Agreement; and
(g)it has obtained any consent, authorization or approval from any person, entity, self-regulatory organization or governmental authority that is required for it to enter into this Agreement and perform all of its obligations hereunder.
7.2    Each of the JGB Parties further represent, warrant and agree that:
(a)    it is the sole legal owner of, and has full right, title and interest in, any and all claims upon which it sued in the Action;
(b)    it has full right, power, and legal authority to release the JGB Released Claims;
(c)    it has not assigned, hypothecated, granted, conveyed, transferred, granted a lien on, pledged, sold, or otherwise given or agreed to assign, hypothecate, grant, convey, transfer, grant a lien on, pledge, sell or otherwise give any interest in the JGB Released Claims, or any of them or any portion of them, to any other person or entity.
7.3    Each of the Sellas Parties further represent, warrant and agree that:
(a)    it is the sole legal owner of, and has full right, title and interest in, any and all counterclaims upon which it sued in the Action;
(b)    it has full right, power and legal authority to release the Sellas Released Claims; and
(c)    it has not assigned, hypothecated, granted, conveyed, transferred, granted a lien on, pledged, sold, or otherwise given or agreed to assign, hypothecate, grant, convey, transfer, grant a lien on, pledge, sell or otherwise give any interest in the Sellas Released Claims, or any of them or any portion of them, to any other person or entity.

8.	Governing Law.
This Settlement Agreement, together with all the rights and obligations of the Parties under this Settlement Agreement, shall be construed and enforced under the laws of the State of New York, without giving effect to any choice of law or conflict of law provisions.

9.	Forum Selection.

Any litigation, action, or other proceeding arising out of any dispute concerning or otherwise attempting to enforce, interpret or remedy any breach of this Settlement Agreement shall be brought only in a court of competent jurisdiction (whether federal or state) in New York. With respect to such proceedings only, the Parties irrevocably and unconditionally: (a) submit to personal jurisdiction in New York and consent to venue in New York with respect to any such proceeding, (b) waive any objection to jurisdiction and venue in New York and (c) agree not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum.

10.	Interpretation; Rules of Construction.

The Parties' respective counsel have reviewed and participated in the drafting of this Settlement Agreement. The rule of construction that provides for resolution of ambiguities against the drafting party shall not apply in respect of this Settlement Agreement, or any amendments, appendices, exhibits hereto or documents, instruments or other writings executed hereunder.

11.	Additional Documents.

Each Party agrees that it will execute and provide, at the request of another Party, any and all such documents or written instruments as may reasonably be necessary to effectuate the purposes of this Settlement Agreement.

12.	Descriptive Headings.

The headings used herein and in any of the documents attached hereto are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

13.	Entire Agreement.

This Settlement Agreement and the documents attached hereto constitute the entire agreement and understanding between the Parties with respect to the subject matters herein and therein, and supersede and replace any prior or contemporaneous agreements and understandings, whether oral or written, between the Parties with respect to such matters. The provisions of this Settlement Agreement may be altered, amended or repealed in whole or in part only upon the written consent of the Parties.

14.	Notice.

Any notice or other communication required or permitted under this Settlement Agreement shall be given in writing by a reputable nationwide overnight courier service, signature required, along with a courtesy copy via email, as follows:

To the JGB Parties
JGB (Cayman) Newton, Ltd.
c/o JGB Management LP
21 Charles Street, Suite 160
Westport, CT 06880

with a copy (that will not constitute notice) to each of:
Latham & Watkins
885 Third Avenue
New York, NY 10022
Telephone:
Attention: Christopher J. Clark

-and-
Douglas K. Yatter

To the Sellas Parties:
Sellas Life Sciences Group, Inc.
15 W. 38th Street, 10th Floor
New York, NY 10018
Attention: Barbara Wood

with a copy (that will not constitute notice) to each of:
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Telephone:
Attention: Jay B. Kasner

-and-
Christopher P. Malloy

15.	Amendment & Waiver.

This Settlement Agreement may not be amended or modified except by a written amendment signed by a duly authorized officer of each Party and expressly stating that it is intended to amend or modify this Settlement Agreement. No provision of this Settlement Agreement may be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

16.	Liability.

The Parties understand and agree that this Settlement Agreement, any consideration given or accepted in connection with it, and any covenants and releases made in it are all made, given and accepted in settlement and compromise of disputed claims. No party is admitting liability.

17.	Counterparts.

This Settlement Agreement may be executed in any number of counterparts, each of which shall constitute one agreement binding on all the parties hereto.

18.	Confidentiality and Protective Order.

18.1    Each of the Parties agrees that he, she, or it will not, either directly or indirectly through any agent or surrogate, and whether orally or in writing, Disparage or Denigrate any other Party or their shareholders, members, partners, directors, managers, officers, employees, attorneys, or agents. As used in this Agreement, to "Disparage or Denigrate" includes but is not limited to impugning the character, honesty, integrity, morality, business acumen, professional skill or judgment, abilities, qualities, or reliability of any person or entity. The foregoing provisions of this paragraph shall not prevent truthful testimony in legal or governmental proceedings, truthful submissions to governmental agencies, or statements to a Party's accountants, attorneys, auditors, agents, and insurers.

18.2    The Parties agree that they shall remain bound by the Confidentiality and Protective Order entered on September 28, 2018 (Docket Entry No. 80) and, in accordance therewith, within sixty (60) days of the Effective Date of the Settlement Agreement, each Party shall use reasonable efforts to either return Confidential materials and copies thereof to the Producing Party or destroy such materials and certify that fact.

18.3    The Parties agree that any breach of this Section 18 will be deemed a material breach.

*    *    *    *    *
IN WITNESS WHEREOF, this Settlement Agreement has been executed by the duly authorized representatives of the Parties.

JGB (CAYMAN) NEWTON, LTD.

By: _/s/ Brett Cohen______	Dated:__November 5, 2018
Name
Title:

JGB COLLATERAL, LLC

By: _/s/ Brett Cohen______	Dated: November 5, 2018
Name
Title:

JGB CAPITAL OFFSHORE LTD.

By: ____/s/ Brett Cohen______	Dated: November 5, 2018
Name
Title:

JGB PARTNERS L.P.

By: ___/s/ Brett Cohen______	Dated: November 5, 2018
Name
Title:

JGB CAPITAL L.P.

By: __/s/ Brett Cohen______	Dated: November 5, 2018
Name
Title:

SELLAS LIFE SCIENCES GROUP, INC.

By: _/s/ Barbara A. Wood__
Name: Barbara A. Wood
Title:

DR. ANGELOS M. STERGIOU, MD, ScD H.C.

By: __/s/ Angelos M. Stergiou	Dated: November 5, 2018

ALEKSEY N. KRYLOV

By: _Aleksey N. Krylov	Dated:_November 6, 2018

JANE WASMAN

By: _/s/ Jane Wasman	Dated: November 5, 2018

STEPHEN F. GHIGLIERI

By: __/s/ Stephen F. Ghiglieri	Dated: November 5, 2018

DR. DAVID A. SCHEINBERG, MD, PhD

By: __ /s/ David A. Scheinberg	Dated: November 5, 2018

ROBERT L. VAN NOSTRAND

By: /s/ Robert L. Van Nostrand	Dated: November 5, 2018

JOHN VARIAN

By: _/s/ John Varian	Dated: November 5, 2018